UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2022

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
As previously disclosed, Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”), Ashford Hospitality Limited Partnership (the “Operating Partnership”), Ashford TRS Corporation (“TRS”), Ashford Inc. (“AINC”) and Ashford Hospitality Advisors LLC (“Ashford LLC” and together with AINC, the “Advisor”) previously entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated effective as of June 26, 2018 (the “ERFP Agreement”). Although the ERFP Agreement terminated in accordance with its terms on June 26, 2021, the Advisor remained obligated to provide TRS with approximately $11,400,000 related to Ashford Trust’s acquisition of the Embassy Suites Manhattan hotel (the “ES Manhattan ERFP Balance”), which such hotel constituted an Enhanced Return Hotel Asset (as defined in the ERFP Agreement).

Side Letter

On December 16, 2022, the Company entered into a Side Letter (the “Side Letter”) with the Operating Partnership, TRS and the Advisor, pursuant to which the parties agreed that on or before December 16, 2022, the Advisor will transfer to Ashford Trust all right, title and interest held by the Advisor and its subsidiaries in the Hilton Atlanta/Marietta Hotel and Conference Center (the “Marietta Hotel”) and, in exchange therefor, Ashford Trust will forgive, cancel and discharge in full the outstanding ES Manhattan ERFP Balance.

The Side Letter and the Purchase Agreement (as defined below) were approved by the independent directors of the Company after engaging an independent third-party to determine the current fair market value of the Marietta Hotel.

Purchase Agreement

On December 16, 2022, the Operating Partnership, a subsidiary of Ashford Trust, entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Ashford LLC, pursuant to which, effective as of December 16, 2022, the Operating Partnership acquired one hundred percent (100%) of the equity interests in (i) Marietta Leasehold LP (the “Ground Lessee”), the ground lessee of the Marietta Hotel, and (ii) Marietta Leasehold GP LLC, the sole general partner of the Ground Lessee (collectively, the “Equity Interests”) and, in exchange therefor, Ashford Trust forgave, cancelled and discharged in full the outstanding ES Manhattan ERFP Balance.

The Purchase Agreement contains customary representations and warranties of Ashford LLC, including related to, among other items, the Equity Interests, compliance with laws, litigation and labor and employment matters. The Purchase Agreement also contains customary indemnification obligations of Ashford LLC, including with respect to representations and warranties, covenants and Ashford LLC’s operation of the Marietta Hotel prior to the closing, including related to liquor licenses. The representations and warranties, covenants and indemnities of Ashford LLC survive for one year after the closing. Ashford LLC’s aggregate liability for claims under the Purchase Agreement is $500,000; provided, that Ashford LLC shall not be liable for any claims except to the extent claims exceed $25,000 in the aggregate.

The Operating Partnership also made customary representations and warranties, including related to, among other items, organization, litigation and authority to enter into the Purchase Agreement.

All closing costs, including taxes and title transfer costs, were split equally between Ashford LLC and the Operating Partnership.

The foregoing description of the Side Letter, the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Side Letter and the Purchase Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

10.1    Side Letter, dated as of December 16, 2022, by and among, Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Hospitality Advisors LLC and Ashford Inc.
10.2    Agreement of Purchase and Sale, dated as of December 16, 2022, by and between Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: December 21, 2022	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary